Ex 10.3

                    GENERAL RELEASE AND SEPARATION AGREEMENT


         This is a General Release and Separation Agreement is entered into this 21st day of September, 2001 (this "AGREEMENT") by and between S. Lewis Meyer (the "EMPLOYEE") and Imatron Inc. (the "COMPANY").

         WHEREAS, General Electric Company, a New York corporation (the "PARENT"), Ruby Merger Corp. and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), pursuant to which Ruby Merger Corp. will merge with and into the Company (the "MERGER");

         WHEREAS, the Employee is a key employee of the Company, and the Company desires to provide an incentive to the Employee to continue to serve the Company as Chief Executive Officer of the Company pending the Merger;

         WHEREAS, the Company and the Employee intend that the terms and conditions of this Agreement shall govern all issues related to the termination of Employee's employment by the Company;

         WHEREAS, the Company advised the Employee in writing to consult with a lawyer before signing this Agreement;

         WHEREAS, the Employee acknowledges that the consideration to be provided to the Employee hereunder is sufficient to support this Agreement;

         WHEREAS, the Employee represents that the Employee has not filed any charges, claims or lawsuits against the Company or the Parent involving any aspect of the Employee's employment which have not been terminated as of the date of this Agreement; and

         WHEREAS, the Employee understands that the Company regards the representations by the Employee as material and that the Company is relying on these representations in paying amounts to the Employee pursuant to this Agreement.

         THEREFORE, the parties agree as follows:

         1. TERMINATION. The Employee's employment with the Company shall terminate (the "EMPLOYMENT TERMINATION") at the Effective Time as defined in the Merger Agreement (the "TERMINATION DATE"). Upon Employment Termination, the Employee shall receive the termination payments set forth in Section 2 of this Agreement and the additional benefits set forth in Section 3 of this Agreement.

         2. TERMINATION PAYMENT. Upon the occurrence of the Employment Termination, the Company shall pay the Employee the Termination Payment set forth on Schedule I to this agreement (the "TERMINATION PAYMENT") in a lump sum in immediately available funds as follows: (a) one-half is payable in a lump sum in immediately available funds within 5 business


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days after the  Termination  Date, but in no event earlier than January 3, 2002, and (b) the remainder is payable in a lump sum in immediately available funds on the first anniversary of the date the payment in subsection (a) hereof is made.

         3. ADDITIONAL BENEFITS.

                  3.1. FORGIVENESS OF DEBT. Upon the occurrence of the Employment Termination, any indebtedness, including both principal and interest, outstanding under the Promissory Note issued by Employee in favor of the Company dated June 5, 1998 shall be forgiven to the extent such indebtedness does not exceed $112,500.

                  3.2. STOCK OPTIONS. Employee's vested and unvested options will be treated under the Merger Agreement in the same manner as all other options outstanding under the Company's 1993 Stock Option Plan and 2001 Stock Option Plan are required to be treated under the terms of the Merger Agreement, provided, however, that Employee shall not receive any Parent Stock Options (as such term is defined in the Merger Agreement) under Section 5.7(c) of the Merger Agreement.

                  3.3. 2001 BONUS. The Company acknowledges that Employee is scheduled to receive a bonus payment in the amount set forth on Schedule II (the "BONUS PAYMENT") for services rendered during the fiscal year 2001. The Company will pay the Bonus Payment to Employee on the Employment Termination. Such payment shall be made without regard to the Employee's employment status. Employee is not entitled to the payment of any bonuses other than the Bonus Payment.

         4. LIMITATION ON PAYMENTS TO EMPLOYEE. The parties hereby agree that any payments and/or benefits received or deemed received by Executive pursuant to this Agreement shall not be treated as an "excess parachute payment" within the meaning of Sections 4999(b) and 280G(b) of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision or comparable federal, state, or local tax provision). The parties further agree that, in the event that any such payments and/or benefits result in the imposition of excise tax under Section 4999 of the Code (or any successor provision or comparable federal, state, or local tax provision), Executive will indemnify the Company for any liabilities imposed on the Company as a result of the Company's failure to withhold such excise taxes from the payments and/or benefits received or deemed received by Executive pursuant to this Agreement.

         5. RESTRICTIVE COVENANTS

                  5.1. CONFIDENTIALITY. The Employee understands and acknowledges that during the Employee's employment with the Company, the Employee has had and will have access to and has learned and will learn (i) information proprietary to the Company and its subsidiaries and affiliates ("AFFILIATES") that concerns the operation and methodology of the businesses conducted by the Company and its Affiliates and as the same are hereafter conducted by the Company and its Affiliates (the " BUSINESS") or (ii) other information proprietary to the Company and its Affiliates, including, without limitation, trade secrets, processes, patent and trademark applications, product development, price, customer and supply lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product

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development  techniques,  business acquisition plans, new personnel  acquisition plans and all other confidential information with respect to the Business (collectively, "PROPRIETARY INFORMATION"). The Employee agrees that, from and after the Effective Time, the Employee will keep confidential and will not disclose directly or indirectly any such Proprietary Information to any third party, except as required to fulfill the Employee's duties as an employee of the Company, and will not misuse, misappropriate or exploit such Proprietary Information in any way. The restrictions contained herein shall not apply to any information which (a) was already available to the public at the time of disclosure, or subsequently becomes available to the public otherwise than by breach of this Agreement, or (b) was disclosed due to a requirement of law, provided that the Employee shall have given prompt notice of such requirement to the Company to enable the Company to seek an appropriate protective order with respect to such disclosure. Upon any termination of the employment of the Employee, the Employee shall promptly return to the Company and its Affiliates all documents, computer disks, records, notebooks and similar repositories of any Proprietary Information in the Employee's possession, including copies thereof.

                  5.2 AGREEMENT NOT TO COMPETE.

                           (a) During the  period set forth on  Schedule  III to
this Agreement (the "NON-COMPETE PERIOD"), Employee shall not, directly or indirectly (whether as a principal, agent, independent contractor, employee, partner, member, owner or in any other similar capacity), own, manage, operate, control, participate in, perform services for, or otherwise carry on, a business similar to or competitive with the Company Business anywhere in or outside the United States. Notwithstanding the foregoing, Employee shall not be prohibited from owning not more than 1% of the voting stock of any publicly traded entity. For purposes of this Section 5.2, "Company Business" shall mean the design, development, manufacture, sale or distribution of products or technology for any medical imaging devices in the cardiology field in any imaging modality. By way of description, but not of limitation, companies engaged in the Company Business shall include Phillips, Siemens, Toshiba and Hitachi, or any business engaged in computed tomogrophy or electron beam computed tomography imaging. Notwithstanding the foregoing, Employee shall be permitted to perform consulting services, and to own up to a five percent equity interest in, Positron Corporation.

                           (b) During the  Non-Compete  Period,  Employee  shall
not, directly or indirectly, solicit, hire or attempt to hire any employee of the Company for so long as such employee remains employed with the Company.

                           (c) Except as  permitted by Parent or as is otherwise
necessary to carry out Employee's duties, during the Non-Compete Period, Employee shall not, directly or indirectly, call on or solicit any person, firm, corporation, business or other entity who or which is, or within two years prior to the Effective Date had been, a customer or potential customer, of Company with respect to the business conducted by the Company similar to or competitive with the business of the Company as of the Effective Time.

         6. RELEASE. The Employee, on behalf of the Employee and anyone claiming through the Employee, including the Employee's heirs, assigns and agents, releases and discharges the Company, the Parent and their respective directors, officers, employees, subsidiaries, affiliates

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and agents,  and the  predecessors,  successors  and assigns of any of them (the
"RELEASED PARTIES"), from each and every claim, action or right of any sort, in law or in equity, known or unknown, asserted or unasserted, foreseen or
unforeseen,   arising  on  or  before  the   Termination   Date.  The  foregoing
notwithstanding, Employee is not releasing and this Agreement is not intended to release any of the following: (i) any vested benefit entitlements to Employee under the Company's 401(k) plan; (ii) subject to the terms of Section 5.11 of the Merger Agreement, any and all rights of Employee to indemnification arising pursuant to contract, the Company's articles of incorporation or bylaws, or by operation of law, as a result of his having served as an employee, officer or director of the Company; or (iii) any rights pursuant to Sections 2 or 3 of this Agreement.

                           (a) This release includes, but is not limited to: any
claim of discrimination on the basis of race, sex, religion, marital status, sexual orientation, national origin, handicap or disability, age, veteran status, special disabled veteran status or citizenship status; any other claim based on a statutory prohibition or common law doctrine; any claim arising out of or related to the Employee's employment with the Company, the terms and conditions thereof or the termination or cessation thereof; any express or implied employment contract, any other express or implied contract affecting terms and conditions of the employee's employment or the termination or cessation thereof, or a covenant of good faith and fair dealing; any tort claims and any personal gain with respect to any claim arising under the qui tam provisions of the False Claims Act, 31 U.S.C. 3730.

                           (b)  The  Employee   represents   that  the  Employee
understands this Agreement, that rights and claims under the Age Discrimination in Employment Act of 1967, as amended, the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Older Workers' Benefit Protection Act, the Family and Medical Leave Act, the Americans with Disabilities Act, and the Employee Retirement Income Security Act of 1974 are among the rights and claims against the Released Parties the Employee is releasing, and that the Employee understands that the Employee is not releasing any rights or claims arising after the Effective Date.

                           (c) The  Employee  further  agrees  never  to sue the
Released Parties or cause the Released Parties to be sued regarding any matter within the scope of Section 6 of this Agreement. If the Employee violates this Agreement by suing any of the Released Parties or causing any of the Released Parties to be sued, the Employee agrees to pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys' fees.

                           (d) The Employee  expressly  represents  and warrants
that the Employee is the sole owner of the actual or alleged claims, demands, rights, causes of action and other matters that are released herein, that the same have not been transferred or assigned or caused to be transferred or assigned to any other person, firm, corporation or other entity, and that the Employee has the full right and power to grant, execute and deliver this Agreement.

         7. The Employee understands that any and all Company covenants which relate to Company obligations to the Employee after the Termination Date, including but not limited to

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the payments set forth in Sections 2 and 3 of this Agreement,  are contingent on the Employee's satisfaction of the Employee's obligations under this Agreement.

         8. The Employee agrees, subject to any obligations the Employee may have under applicable law, that the Employee will not make or cause to be made any statements that disparage, are inimical to, or damage the reputation of the Company, the Parent or any of their affiliates, subsidiaries, agents, officers, directors or employees. In the event such a communication is made to anyone, including but not limited to the media, public interest groups and publishing companies, it will be considered a material breach of the terms of this Agreement and the Employee will be required to reimburse the Company for any and all payments made under the terms of this Agreement and all commitments to make additional payments to the Employee will be null and void.

         9. The Company is not obligated to offer employment to the Employee (or to accept services or the performance of work from the Employee directly or indirectly) now or in the future.

         10. The Employee may revoke this Agreement in writing within seven days of signing it. This Agreement will not take effect until the Effective Time (as set forth in Section 10 of this Agreement). If the Employee revokes this Agreement, all of its provisions shall be void and unenforceable.

         11. This Agreement shall be effective as of the Effective Time (as that term is defined in the Merger Agreement). In the event the Merger is not consummated, this Agreement shall be null and void.

         12. The Employee shall keep strictly confidential all the terms and conditions, including amounts, in this Agreement and shall not disclose them to any person other than the Employee's spouse, the Employee's legal or financial advisor or United States governmental officials who seek such information in the course of their official duties, unless compelled by law to do so. If a person not a party to this Agreement requests or demands, by subpoena or otherwise, that the Employee disclose or produce this Agreement or any terms or conditions thereof, the Employee shall immediately notify the Company and shall give the Company an opportunity to respond to such notice before taking any action or making any decision in connection with such request or subpoena.

         13. This Agreement constitutes the entire understanding between the parties relating to the services of Employee. The Employee has not relied on any oral statements that are not confirmed in this Agreement. Upon its effectiveness, this Agreement will supercede all prior employment agreements or arrangements between the parties, including, but not limited to the Executive Employment Agreement dated as of June 11, 1993.

         14. In the event that any provision of this Agreement is determined to be legally invalid or unenforceable by any court of competent jurisdiction, and cannot be modified to be enforceable, the affected provision shall be stricken from the Agreement, and the remaining terms of the Agreement and its enforceability shall remain unaffected.

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


         15. This Agreement shall be construed, interpreted and applied in accordance with the law of the State of New York (other than conflict of laws principles).

         16. The Employee expressly waives any and all rights under Section 1542 of the Civil Code of the State of California and under any statue, rule or principle of common law or equity, of any jurisdiction, that is similar to
Section 1542 ("SIMILAR PROVISION"). Thus, the Employee acknowledges that he may not invoke the benefits of Section 1542 or any Similar Provision in order to prosecute or assert in any manner any claims released in the Agreement. The Employee is aware that Section 1542 provides as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         17. This Agreement or any part hereof, may not be assigned by Employee. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successor or assign of the Company.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                         IMATRON INC.


                                         By: /s/ Frank Cahill
                                             -----------------------------------
                                                 Name: Frank Cahill
                                                 Title:  Chief Financial Officer


                                         EMPLOYEE

                                         /s/  S. Lewis Meyer
                                         ---------------------------------------


Date: September 21, 2001

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                        SCHEDULE I - TERMINATION PAYMENT


"TERMINATION PAYMENT" means $464,450



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                           SCHEDULE II - BONUS PAYMENT


"BONUS PAYMENT" means $50,000



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                        SCHEDULE III - NON-COMPETE PERIOD


"NON-COMPETE PERIOD" means the term of Employee's employment with the Company or an Affiliate of the Company and a period of one year following termination of such employment.


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